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                                                                       Exhibit 2

                                                                  EXECUTION COPY


                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            RANKIN ASSOCIATES I, L.P.









                     THE INTERESTS OF THIS PARTNERSHIP HAVE
                    NOT BEEN REGISTERED UNDER THE SECURITIES
                    ACT OF 1933 OR THE SECURITIES LAWS OF ANY
                       STATE AND MAY NOT BE TRANSFERRED OR
                     ASSIGNED IN VIOLATION OF THE PROVISIONS
                                    THEREOF.

                   IN ADDITION, TRANSFERS OF THE INTERESTS OF
                   THIS PARTNERSHIP ARE RESTRICTED AS PROVIDED
                               IN THIS AGREEMENT.







                           Dated as of March 27, 2002







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                                TABLE OF CONTENTS
                                -----------------

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1.     DEFINITIONS .........................................................  1
       1.1      "Act" ......................................................  1
       1.2      "Agreement" ................................................  1
       1.3      "Applicable NACCO Class A Closing Price Average" ...........  1
       1.4      "Arbitrable Dispute" .......................................  2
       1.5      "Authorized Transferee" ....................................  2
       1.6      "Bankrupt Partner" .........................................  2
       1.7      "Capital Account" ..........................................  2
       1.8      "Capital Contributions" ....................................  2
       1.9      "Certificate" ..............................................  2
       1.10     "Charitable Organization" ..................................  3
       1.11     [Intentionally Omitted] ....................................  3
       1.12     "Closing" ..................................................  3
       1.13     "Code" .....................................................  3
       1.14     "Entity" ...................................................  3
       1.15     "Fair Market Value" ........................................  3
       1.16     "Family Beneficiaries" .....................................  3
       1.17     "Family Group" .............................................  3
       1.18     "Family Group Head" ........................................  3
       1.19     "Family Holder" ............................................  3
       1.20     "Family Member" ............................................  3
       1.21     "Final Appraiser" ..........................................  3
       1.22     "Final Valuation" ..........................................  3
       1.23     "First Appraised Value" ....................................  3
       1.24     "First Appraiser" ..........................................  3
       1.25     "Former Partner" ...........................................  4
       1.26     "General Partnership Interest" .............................  4
       1.27     "General Partner" ..........................................  4
       1.28     "Independent Appraiser" ....................................  4
       1.29     "Independent Valuation" ....................................  4
       1.30     "Initial Value" ............................................  4
       1.31     "Limited Partner" ..........................................  4
       1.32     "Limited Partnership Interest" .............................  5
       1.33     "NACCO" ....................................................  5
       1.34     "NACCO Class A Shares" .....................................  5
       1.35     "NACCO Class B Shares" .....................................  5
       1.36     "NACCO Stockholders' Agreement" ............................  5
       1.37     "NACCO Restated Certificate" ...............................  5
       1.38     "Net Operating Cash Flow" ..................................  5
       1.39     "Net Income" or "Net Loss" .................................  5
       1.40     "Net Value" ................................................  6
       1.41     "Objecting Party" ..........................................  6
       1.42     "Offered Interests" ........................................  6
       1.43     "Original Holders" .........................................  6
       1.44     "Outstanding Remaining Interests" ..........................  6

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       1.45     "Partner" ..................................................  6
       1.46     "Partner Appraised Value" ..................................  6
       1.47     "Partnership" ..............................................  6
       1.48     "Partnership Interest" .....................................  6
       1.49     "Partnership Percentage" ...................................  6
       1.50     "Partnership Property ......................................  8
       1.51     "Partnership Valuation" ....................................  8
       1.52     "Person" ...................................................  8
       1.53     "Pledgor Partner" ..........................................  8
       1.54     "Proportionate Part" .......................................  9
       1.55     "Predecessor Agreements" ...................................  9
       1.56     "Purchase Price" ...........................................  9
                (a) Initial Value ..........................................  9
                (b) Appraised Value ........................................  9
                (d) Mutually Agreed Upon Purchase Price .................... 10
                (e) Cooperation with Appraisers ............................ 10
       1.57     "Purchase Right" ........................................... 10
       1.58     "Qualified Trust ........................................... 10
       1.59     "Remaining Interests" ...................................... 10
       1.60     "Repurchase Interests" ..................................... 10
       1.61     "Repurchase Notice" ........................................ 10
       1.62     "Repurchase Obligation" .................................... 10
       1.63     "Securities Act" ........................................... 10
       1.64     "Seller's Notice" .......................................... 11
       1.65     "Selling Partner" .......................................... 11
       1.66     "Starting Date" ............................................ 11
       1.67     "tax matters partner" ...................................... 11
       1.68     "Transfer" ................................................. 11
       1.69     "Transferee" ............................................... 11
       1.70     "Transferor" ............................................... 11
       1.71     "Valuation Notice" ......................................... 11
       1.72     "Waived Interest" .......................................... 11
       1.73     "Withdrawal Event" ......................................... 11

2.     FORMATION, NAME, PURPOSES, POWERS AND TERM .......................... 11
       2.1      Formation; Nature of Partnership Interests; Ownership of
                Partnership Property ....................................... 11
       2.2      Name and Principal Place of Business ....................... 12
       2.3      Purposes and Powers ........................................ 12
       2.4      Term ....................................................... 13
       2.5      Registered Agent ........................................... 13

3.     REPRESENTATIONS AND WARRANTIES ...................................... 13
       3.1      Validity of Agreement ...................................... 14

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       3.2      No Violation of Material Instruments ....................... 14
       3.3      ............................................................ 14

4.     CAPITAL ............................................................. 14
       4.1      Initial Contributions; Tracking of Partnership Percentages . 14
       4.2      Additional Contributions. .................................. 15
       4.3      Capital Accounts ........................................... 15
       4.4      Allocation of Net Income and Net Loss ...................... 16
       4.5      Distributions .............................................. 16
       4.6      No Right to Return of Capital .............................. 17

5.     MANAGEMENT .......................................................... 17
       5.1      Management of Partnership Business ......................... 17
       5.2      Management of Partnership Property Consisting of
                NACCO Class A Shares and NACCO Class B Shares: Admission
                of New General Partners .................................... 18
       5.3      Removal of, And Coordination Among, General Partners ....... 19
       5.4      Compensation of General Partners ........................... 19
       5.5      Tax Matters ................................................ 19
       5.6      Limitation of Liability .................................... 20
       5.7      Right to Indemnification ................................... 20

6.     BOOKS, AUDITS AND FISCAL MATTERS .................................... 21
       6.1      Partnership Books .......................................... 21
       6.2      Fiscal Year ................................................ 21

7.     FORMER PARTNERS ..................................................... 21
       7.1      Status of Former Partners. ................................. 21
       7.2      Notice by Former Partner ................................... 21
       7.3      Effect of Withdrawal Events on Voting ...................... 21
       7.4      Payment of Interest ........................................ 21

8.     TRANSFER OF PARTNERSHIP INTERESTS ................................... 22
       8.1      Securities Laws ............................................ 22
       8.2      Restriction on Transfers ................................... 22
       8.3      Permitted Transfers ........................................ 23
       8.4      Purchase Right ............................................. 23
       8.5      Repurchase Obligations to Purchase Partnership Interests ... 24
       8.6      Allocation of Offered Interests / Repurchase Interests ..... 25
                (a)     Allocation to Original Holders of Offered Interests  25
                (b)     Allocation among Family Groups ..................... 25
                (c)     Allocation to the Partnership ...................... 26
                (d)     Allocation of Partnership Interests among
                        Family Group Members ............................... 27
       8.7      Terms of Sale .............................................. 27

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       8.8      Closing .................................................... 28
       8.9      Legal Requirements ......................................... 28
       8.10     Exceptions ................................................. 28

9.     CODE SECTION 754 ELECTION ........................................... 29

10.    DISSOLUTION. ..........................................................29
       10.1     Dissolution and Termination ..................................29
       10.2     Limitations On In Kind Distributions .........................29
       10.3     Continuation of Business .....................................29

11.    POWER OF ATTORNEY. ....................................................30
       11.1     Grant of Power ...............................................30
       11.2     Irrevocable Nature ...........................................30
       11.3     Further Assurances - Power of Attorney .......................31
       11.4     Transfer of Partnership Interests ............................31

12.    GENERAL PROVISIONS ....................................................31
       12.1     Obtaining Partner Approvals of Partnership Actions ...........31
       12.2     Arbitration ..................................................31
       12.3     Notices ......................................................31
       12.4     Waiver of Right to Partition .................................32
       12.5     Binding Effect ...............................................32
       12.6     Headings .....................................................32
       12.7     Entire Agreement .............................................32
       12.8     Governing Law ................................................32
       12.9     Counterparts .................................................32
       12.10    Interpretation ...............................................32
       12.11    Remedies Cumulative ..........................................32
       12.12    Further Assurances ...........................................32
       12.13    Severability .................................................32

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          OF RANKIN ASSOCIATES I, L.P.

                  THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is made and entered into as of the 27th day of March, 2002 by and among the Persons indicated on SCHEDULE A, as amended from time to time, as General Partners, and the Persons indicated as Limited Partners on SCHEDULE A, as amended from time to time, as Limited Partners.

                                    RECITALS:
                                    --------

                  A. Rankin Management, Inc., a Delaware corporation, has \ assigned its Partnership Interests (which consisted solely of General Partnership Interests) to the Persons indicated on Schedule A as General Partners. Certain prior limited partners have assigned their Limited Partnership Interests.

                  B. The current Partners of the Partnership wish to amend and restate the provisions of the Amended and Restated Partnership Agreement of the Partnership, dated as of December 26, 1998, to, among other things, reflect the current Partners of the Partnership and to provide for the management of the Partnership by the General Partners.

                                   AGREEMENTS:
                                   ----------

                  In consideration of the mutual promises, covenants and agreements set forth herein, the Partners hereby agree as follows:

1. DEFINITIONS. The following terms used in this Agreement shall, unless otherwise expressly provided herein or the context indicates otherwise, have the meanings set forth below.

         1.1 "ACT" means the Delaware Revised Uniform Limited Partnership Act as set forth in Del. Code Ann. Tit. 6ss.ss. 17-101 to 17-1111, as the same is presently in effect and may be hereafter amended.

         1.2 "AGREEMENT" means this Second Amended and Restated Limited Partnership Agreement, as it may be amended from time to time.

         1.3 "APPLICABLE NACCO CLASS A CLOSING PRICE AVERAGE" means the average of the closing prices of the NACCO Class A Shares on the New York Stock Exchange (or on the principal national securities exchange or automated quotation system of national securities dealers on which the NACCO Class A Shares may then be traded) on the five trading dates preceding the relevant Starting Date as reported in The Wall Street Journal (or, if such periodical is not then published, the most comparable periodical then being published).

         1.4 "ARBITRABLE DISPUTE" means any dispute arising under or in connection with this Agreement.


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         1.5 "AUTHORIZED TRANSFEREE" means a Qualified Trust of Clara T. Rankin or of any member of a Family Group who (A)(i) would be a "Permitted Transferee" of the Transferring Partner under Article FOURTH, Section 4 of the NACCO Restated Certificate, if the Transferring Partner were Transferring NACCO Class B Shares instead of Partnership Interests; and (ii) is eligible to be a Partner of the Partnership without causing any NACCO Class B Shares then held or thereafter acquired by the Partnership to be converted into NACCO Class A Shares pursuant to the provisions of Article FOURTH, Section 4(a)(i)(F) of the NACCO Restated Certificate; and (iii) is a "Participating Stockholder" under Section
1.12 of the NACCO Stockholders' Agreement; and (B) unless such Qualified Trust is a Partner immediately prior to the Transfer of Partnership Interests to such Qualified Trust, prior to or simultaneously with such Transfer, executes and delivers to the Partnership a counterpart of this Agreement, executed by the trustee of such Qualified Trust, agreeing to be subject to the restrictions and obligations of a Partner hereunder and to hold all Partnership Interests then owned or later acquired by such Qualified Trust in accordance with the terms of this Agreement, such counterpart to be substantially in the form of EXHIBIT 1.

         1.6 "BANKRUPT PARTNER" means any Partner who, or whose settlor or any of whose beneficiaries (a) makes an assignment for the benefit of creditors; (b) files a voluntary petition in bankruptcy; (c) is adjudged a bankrupt or insolvent, or has entered against him an order for relief in any bankruptcy or insolvency proceeding; (d) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature; or (f) seeks, consents to or acquiesces in the appointment of a trustee (other than the trustee of a Qualified Trust), receiver or liquidator of such Person or of all or any substantial part of his properties. A Bankrupt Partner shall cease to be a Partner, and shall become a Former Partner, immediately prior to the earliest to occur of any event causing such Partner to become a Bankrupt Partner.

         1.7 "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account established for such Partner pursuant to Section 4.3.

         1.8 "CAPITAL CONTRIBUTIONS" means, with respect to any Partner, the amount of cash and promissory notes and the Fair Market Value of any property (other than cash), as determined by agreement of the Partners, by independent appraisal, or as otherwise provided in this Agreement, contributed from time to time to the Partnership by (i) such Partner, (ii) any transferor of a Partner prior to the date hereof or (iii) any Transferor of such Partner after the date hereof.

         1.9 "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership required by Section 17-201 of the Act, as amended hereafter from time to time as required by the Act.

         1.10 "CHARITABLE ORGANIZATION" means any organization contributions to which are deductible for federal income, estate or gift tax purposes.

         1.11 [Intentionally Omitted].

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         1.12 "CLOSING" has the meaning set forth in Section 8.8(a).

         1.13 "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. References to specific sections of the Code shall be deemed to include references to corresponding provisions of any succeeding internal revenue law of the United States of America and any regulations thereunder.

         1.14 "ENTITY" means any general partnership, limited partnership, corporation, limited liability company, joint venture, estate, trust, business trust, association or other entity.

         1.15 "FAIR MARKET VALUE" means the price at which the property being valued would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         1.16 "FAMILY BENEFICIARIES" means (i) Clara T. Rankin; (ii) the lineal descendants of Clara T. Rankin; and (iii) the spouse or surviving spouse of any lineal descendant of Clara T. Rankin. For purposes of this Section 1.16, the relationship of any person that is derived by or through legal adoption prior to age 18 shall be considered a natural one.

         1.17 "FAMILY GROUP" means a Family Group Head and his Family Members so long as a Qualified Trust of such Family Group Head or of any of his Family Members owns any Partnership Interests.

         1.18 "FAMILY GROUP HEAD" means each of Alfred M. Rankin, Jr., Bruce T. Rankin, Claiborne R. Rankin, Roger F. Rankin and Thomas T. Rankin.

         1.19 "FAMILY HOLDER" means a Partner (other than a Former Partner) who is, and only so long as such Partner is, a Qualified Trust of a member of a Family Group. For purposes of Sections 8.4, 8.5 and 8.6, a Qualified Trust that is a Family Holder will be deemed to be a member of the Family Group to which the Qualified Trust's settlor belongs.

         1.20 "FAMILY MEMBER" means any lineal descendant of a Family Group Head who is not more remote than a grandchild of Clara T. Rankin.

         1.21 "FINAL APPRAISER" has the meaning set forth in Section 1.56(b).

         1.22 "FINAL VALUATION" has the meaning set forth in Section 1.56(b).

         1.23 "FIRST APPRAISED VALUE" has the meaning set forth in Section 1.56(b).

         1.24 "FIRST APPRAISER" has the meaning set forth in Section 1.56(b).

         1.25 "FORMER PARTNER" means (i) a Partner that has ceased to be a Qualified Trust, and has become a Former Partner, pursuant to the terms of
Section 1.58; (ii) a Partner who has become a Bankrupt Partner and a Former Partner, pursuant to the terms of Section 1.6; (iii) a Partner who has become a Pledgor Partner and a Former Partner, pursuant to the terms of Section 1.53; and
(iv) a Partner who ceases to be a "Participating Stockholder" under Section 1.12 of the NACCO Stockholders' Agreement.

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         1.26 "GENERAL PARTNERSHIP INTEREST" means any Partnership Interest which is directly traceable to and is derived from (i) a capital contribution to the Partnership for an interest in the Partnership as a General Partner, (ii) the assignment by Rankin Management, Inc. to the General Partners indicated on SCHEDULE A of General Partnership Interests, or (iii) a Transfer of a General Partnership Interest after the date hereof and permitted by this Agreement. The holder of a General Partnership Interest (other than a Former Partner) shall have all of the rights and obligations of a General Partner under this Agreement to the extent such Person's Partnership Interests constitute General Partnership Interests.

         1.27 "GENERAL PARTNER" means each of the Persons identified on SCHEDULE A as a General Partner (to the extent that each such Person holds a General Partnership Interest), and any additional General Partners admitted pursuant to the terms of this Agreement (including, with limitation, pursuant to compliance with Section 5.2(d)) and their respective Transferees as permitted by this Agreement (including, without limitation, pursuant to compliance with Section 5.2(d)). Any Transferee of a General Partnership Interest who is admitted as a Partner pursuant to this Agreement (including, without limitation, pursuant to compliance with Section 5.2(d)) shall become a General Partner to the extent that such Transferee holds General Partnership Interests. A Partner may own both Limited Partnership Interests and General Partnership Interests. A Partner's acquisition of a General Partnership Interest shall not convert such Partner's Limited Partnership Interests into General Partnership Interests. A Partner's acquisition of a Limited Partnership Interest shall not convert such Partner's General Partnership Interests into Limited Partnership Interests. Notwithstanding the foregoing, the term "General Partner" shall not include any Former Partner.

         1.28 "INDEPENDENT APPRAISER" means a Person who (a) is qualified to appraise the Partnership Interest or other property in question, (b) has at least five (5) years of appraisal experience and (c) is not a descendant of any grandparent of Clara T. Rankin or the spouse of any such descendant. For the purposes of this Section 1.28, the relationship of any person that is derived by or through legal adoption shall be considered a natural one.

         1.29 "INDEPENDENT VALUATION" has the meaning set forth in Section 1.49(d).

         1.30 "INITIAL VALUE" has meaning set forth in Section 1.56(a).

         1.31 "LIMITED PARTNER" means each of the Persons identified on SCHEDULE A as a Limited Partner (to the extent that each such Person holds a Limited Partnership Interest), any additional Limited Partners admitted pursuant to the terms of this Agreement, and their respective Transferees as permitted by this Agreement. Any Transferee of a Limited Partnership Interest who is admitted as a Partner pursuant to this Agreement shall become a Limited Partner to the extent that such Transferee holds Limited Partnership Interests. Notwithstanding the foregoing, the term "Limited Partner" shall not include any Former Partner.

         1.32 "LIMITED PARTNERSHIP INTEREST" means any Partnership Interest which is directly traceable to and is derived from (i) a capital contribution to the Partnership for an interest in the Partnership as a Limited Partner, (ii) a transfer of a Limited Partnership Interest prior to the date hereof and reflected on Schedule A, or (ii) a Transfer of a Limited Partnership Interest after the date hereof and permitted by this Agreement. The holder of a Limited Partnership Interest (other than a Former Partner) shall have all of the rights and obligations of a Limited Partner under this

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Agreement to the extent such Person's Partnership Interests constitute Limited
Partnership Interests.

         1.33 "NACCO" means NACCO Industries, Inc., a Delaware corporation.

         1.34 "NACCO CLASS A SHARES" means shares of Class A Common Stock, par value $1.00 per share, of NACCO.

         1.35 "NACCO CLASS B SHARES" means shares of Class B Common Stock, par value $1.00 per share, of NACCO.

         1.36 "NACCO STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of March 15, 1990, as amended, by and among NACCO and National City Bank, (Cleveland, Ohio), as depository, and the Participating Stockholders (as such term is defined therein), as amended from time to time.

         1.37 "NACCO RESTATED CERTIFICATE" means the Restated Certificate of Incorporation of NACCO, filed with the Secretary of State of the State of Delaware on June 1, 1987 as hereafter amended from time to time. References to specific sections of the NACCO Restated Certificate shall be deemed to include references to provisions addressing the same or similar subject matter of any amendment or amendment and restatement of the NACCO Restated Certificate that becomes effective after the date hereof.

         1.38 "NET OPERATING CASH FLOW" means the net cash flow to the Partnership resulting from ownership and operation of the Partnership Property, plus any other items of income received in cash by the Partnership LESS (i) all debts and expenses paid in the operation of the Partnership, (ii) any reserves which the General Partners deem reasonably necessary for the operation of the Partnership or for the satisfaction of obligations of the Partnership pursuant to Section 8.5, and (iii) all proceeds which are (A) received by the Partnership from the Transfer of Partnership Property, and (B) used to purchase or reserved, as determined by the General Partners in furtherance of their fiduciary duties hereunder and under the Act, for the purchase of other Partnership Property.

         1.39 "NET INCOME" or "NET LOSS" means the net income or net loss (as appropriate) of the Partnership for a particular calendar year or interim period of less than twelve (12) complete months, as determined in accordance with accounting principles consistently applied on a cash basis (unless applicable laws shall require use of the accrual method). Such determination shall include, without limitation, depreciation, amortization, accelerated cost recovery, and other deductions or credits against tax allowed by the Code. Net Income or Net Loss is a financial accounting concept and, to the extent of changes in value following any in kind Capital Contribution, is also intended to be a tax accounting concept (to the maximum extent that financial and tax accounting concepts may overlap). The determination of Net Income or Net Loss shall not take into account special allocations required by Section 704(c) of the Code with respect to any in kind Capital Contribution.

         1.40 "NET VALUE" has the meaning set forth in Section 1.49(a)(ii).

         1.41 "OBJECTING PARTY" shall have the meaning set forth in Section 1.56(a).

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         1.42 "OFFERED INTERESTS" has the meaning set forth in Section 8.4(a).

         1.43 "ORIGINAL HOLDERS" has the meaning set forth in Section 8.6(a).

         1.44 "OUTSTANDING REMAINING INTERESTS" has the meaning set forth in
Section 8.6(b)(iii).

         1.45 "PARTNER" means any General Partner and any Limited Partner.

         1.46 "PARTNER APPRAISED VALUE" has the meaning set forth in Section 1.49(c).

         1.47 "PARTNERSHIP" means RANKIN ASSOCIATES I, L.P., a limited partnership organized under the provisions of the Act and the laws of the State of Delaware and any successor partnership continuing the business of RANKIN ASSOCIATES I, L.P. pursuant to this Agreement.

         1.48 "PARTNERSHIP INTEREST" means the percentage ownership share of each Partner in the capital of the Partnership, whether as a Limited Partner or as a General Partner, which percentage at any particular time shall be deemed to equal the percentage which such Partner's Capital Account balance (if positive) bears to the sum of all positive Capital Account balances of the Partners at such time. In the event that a Partner's Capital Account balance is zero or is a negative number, such Partner's Partnership Interest shall be deemed to be zero.

         1.49 "PARTNERSHIP PERCENTAGE" means the percentage share of each Partner in the Net Income or Net Loss of the Partnership. The Partners' initial Partnership Percentages were proportionate to the Partners' initial Capital Contributions to the Partnership. The Partners acknowledge and agree that SCHEDULE A accurately reflects the identity of each Partner and the nature and amount of each Partner's Partnership Percentage as of the date of this Agreement. Hereafter, subject to Section 1.49(g), such Partnership Percentages shall be adjusted only to reflect a disproportionate Capital Contribution by one or more Partners or a disproportionate distribution to one or more Partners, with disproportion being determined in accordance with Sections 4.2(a) and 4.5(b), except as set forth in subsection (f) of this Section 1.49.

                  (a) Such adjustments shall be made based upon the Partnership Percentages determined as set forth below (whether such determination is made by the General Partners in determining the Partnership Valuation, an Objecting Partner and an Independent Appraiser in determining the Partner Appraised Value, or a second Independent Appraiser in determining the Independent Valuation):

                  (i) First, the Fair Market Value of the Partnership Property immediately before the disproportionate Capital Contribution or distribution will be determined;

                  (ii) Second, the difference between the aggregate value of the Partnership Property and the total of the Partnership debt (the "Net Value") will be allocated among the Partners in proportion to the Partnership Percentages in effect immediately before the disproportionate Capital Contribution or distribution;

                  (iii) Third, each Partner's Capital Contribution at the time of the disproportionate Capital Contribution will be added to, and each Partner's distribution at the time of the disproportionate distribution will be subtracted from, that Partner's allocable share of the Net Value of the Partnership Property immediately before the disproportionate Capital Contribution or distribution; and

                  (iv) Finally, each Partner's sum or difference determined under (iii), above, will be expressed as a percentage of the aggregate sums or differences of all Partners determined under (iii), above.

                  (b) The General Partners owning more than seventy five percent (75%) of the General Partnership Interests, based upon such considerations as they, in their sole discretion, determine to be relevant to such valuation, shall determine the Fair Market Value of the Partnership Property and the resulting Partnership Percentages pursuant to subsection (a) of this Section
1.49 (such valuation and resulting Partnership Percentages being hereafter referred to as the "Partnership Valuation").

                  (c) If a Partner objects in writing to the Partnership Valuation, such Partner may, at his sole cost and expense and within fourteen
(14) days from the date of such written objection, engage an Independent Appraiser to determine within thirty (30) days of such appointment the Fair Market Value of the Partnership Property and the resulting Partnership Percentages in accordance with subsection (a) of this Section 1.49 (the "Partner Appraised Value"). If the Partner Appraised Value is at least eighty percent (80%) of the Partnership Valuation and less than or equal to one hundred twenty percent (120%) of the Partnership Valuation, then the Partnership Percentages shall be based upon the average of the Partnership Valuation and the Partner Appraised Value.

                  (d) If the Partner Appraised Value is less than eighty percent (80%) of the Partnership Valuation or more than one hundred twenty percent (120%) of the Partnership Valuation, then the General Partners holding more than seventy five percent (75%) of the General Partnership Interests and the Partner(s) objecting to the Partnership Valuation shall, within fourteen (14) days from the date of the Partner Appraised Value, mutually agree on a second Independent Appraiser. The cost of the second Independent Appraiser shall be borne equally by the Partnership and the Partner(s) objecting to the Partnership Valuation. The second Independent Appraiser shall determine within fourteen (14) days after its appointment the Fair Market Value of the Partnership Property and the resulting Partnership Percentages pursuant to subsection (a) of this Section
1.49 (such valuation and resulting Partnership Percentages being hereafter referred to as the "Independent Valuation"), but such Independent Valuation shall be not less than the smaller of the Partnership Valuation and the Partner Appraised Value nor greater than the larger of the Partnership Valuation and the Partner Appraised Value. The Independent Valuation as so determined shall be binding upon the Partnership and each of the Partners.

                  (e) The Partnership shall cooperate in assisting the appraisers in conducting the foregoing appraisals, including providing reasonable access to the books and records of the Partnership and to such other information as the appraisers reasonably request in connection with such determinations; PROVIDED, HOWEVER, that nothing in this Agreement shall require the Partnership to disclose privileged or proprietary information; and PROVIDED, FURTHER, that the Partnership may require such appraisers to enter into such confidentiality and non-disclosure agreements as the General Partners reasonably believe to be necessary to protect the interests of the Partnership and its Partners.

                  (f) The General Partners may establish disproportionate monthly or other periodic draws during the calendar year but any such disproportionate draws shall not be regarded as disproportionate distributions if compensating distributions, determined with or without interest, in the discretion of the General Partners, are made by the end of March of the following calendar year so that the periodic draws and compensating distributions in the aggregate are proportionate.

                  (g) A Transferee of a Partner shall succeed to that portion of the Transferor's Partnership Percentage which is Transferred to that Transferee.

         1.50 "PARTNERSHIP PROPERTY" means any property, real, personal or mixed, or any interest therein or appurtenant thereto which may be owned or acquired by the Partnership.

         1.51 "PARTNERSHIP VALUATION" has the meaning set forth in Section 1.49(b).

         1.52 "PERSON" means any individual or Entity.

         1.53 "PLEDGOR PARTNER" means (i) any Partner who, or whose settlor or any of whose beneficiaries, attempts to pledge or grant a security interest, lien or other encumbrance in or against, any or all of the Partner's Partnership Interest other than to an Authorized Transferee or (ii) the holder of any Partnership Interest against which a court has charged or placed a lien against or appointed a receiver or ordered a foreclosure for the benefit of a judgment creditor of such Partner or its settlor or any of its beneficiaries, which judgment creditor is not an Authorized Transferee. A Pledgor Partner shall cease to be a Partner, and shall become a Former Partner, immediately prior to the earliest to occur of any events causing such Partner to become a Pledgor Partner.

         1.54 "PROPORTIONATE PART" means, with respect to any Partner or Family Holders' Family Group, the Partnership Percentage of such Partner or the aggregate Partnership Percentage of such Family Holders' Family Group.

         1.55 "PREDECESSOR AGREEMENTS" means the Limited Partnership Agreement of CTR Family Associates, L.P., dated as of November 14, 1996, the Amended and Restated Limited Partnership Agreement of CTR Family Associates, L.P. (hereinafter known as Rankin Associates I, L.P.), dated as of December 26, 1998.

         1.56 "PURCHASE PRICE" means the Fair Market Value of the Offered Interests or Repurchase Interests, as the case may be, determined as follows:

                  (a) INITIAL VALUE. The General Partners holding more than seventy five percent (75%) of the General Partnership Interests shall from time to time determine a value for the Partnership Interests (the "Initial Value") based upon such considerations as they, in their sole discretion, determine to be relevant to such valuation. If a Selling Partner or Former Partner (for purposes of this Section 1.56, the "Objecting Party") does not provide a written objection to the Partnership concerning the Initial Value set forth in the Valuation Notice within ten (10) days after the date of such Valuation Notice, the Purchase Price shall be equal to the Initial Value.

                  (b) APPRAISED VALUE. If an Objecting Party objects in writing to the Initial Valuation within ten (10) days after its receipt of the Valuation Notice, the Objecting Party, within fourteen (14) days from the date of such written objection, shall engage an Independent Appraiser (the "First Appraiser") to determine within thirty (30) days of such appointment the Fair Market Value of the Partnership Interests (the "First Appraised Value"). The cost of the First Appraiser shall be borne by the Objecting Party. If the First Appraised Value is at least eighty percent (80%) of the Initial Value and less than or equal to one hundred twenty percent (120%) of the Initial Value, then the Purchase Price shall be the average of the Initial Value and the First Appraised Value. If the First Appraised Value is less than eighty percent (80%) of the Initial Value or more than one hundred twenty percent (120%) of the Initial Value, then the Partnership and the Objecting Party shall, within fourteen (14) days from the date of the First Appraised Value, mutually agree on a second Independent Appraiser (the "Final Appraiser"). The cost of the Final Appraiser shall be borne equally by the Partnership and the Objecting Party. The Final Appraiser shall determine within fourteen (14) days after its appointment the Fair Market Value of the Partnership Interests (the "Final Valuation"), but such Final Valuation shall be not less than the smaller of the Initial Value and the First Appraised Value nor greater than the larger of the Initial Value and the First Appraised Value. The Purchase Price shall be equal to the Final Valuation and shall be final and binding upon the parties to this Agreement for purposes of the subject transaction.

                  (c) VALUATION GUIDELINES. The Initial Value, First Appraised Value, and Final Valuation shall be based upon the Fair Market Value of the Partnership Interests comprising the Offered Interests or Repurchase Interests. In determining such Fair Market Value, the General Partners and Independent Appraisers, as applicable, shall determine appropriate discounts for lack of marketability and lack of control without regard to any market for such Partnership Interest arguably resulting from Section 8.4 or 8.5.

                  (d) MUTUALLY AGREED UPON PURCHASE PRICE. Notwithstanding the procedure set forth above, the Partnership and an Objecting Party may, prior to or at any time during the appraisal process, mutually agree on a single independent appraiser to determine the Purchase Price, which determination shall be binding on all of the parties, or may agree in writing upon a Purchase Price.

                  (e) COOPERATION WITH APPRAISERS. The Partnership shall cooperate in assisting the appraisers in determining the Purchase Price, including providing reasonable access to the books and records of the Partnership and to such other information as the appraisers reasonably request in connection with such determination; PROVIDED, HOWEVER, that nothing in this Agreement shall require the Partnership to disclose privileged or proprietary information; and PROVIDED FURTHER, that the Partnership may require such appraisers to enter into such confidentiality and non-disclosure agreements as the General Partners reasonably believe to be necessary to protect the interests of the Partnership and its Partners.

         1.57     "PURCHASE RIGHT" has the meaning set forth in Section 8.4.

         1.58 "QUALIFIED TRUST" of any individual means any trust (including, without limitation, a voting trust) established by such individual if and as long as the trust is held for the benefit of one or more Family Beneficiaries and any Charitable Organizations and for the benefit of no other Person; PROVIDED THAT such trust may grant a general or special power of appointment to such individual or such individual's spouse and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such individual or such individual's spouse payable by reason of the death of such individual or such individual's spouse; and; PROVIDED FURTHER that such trust must prohibit (A) the transfer of NACCO Class B Shares to any Person other than a Permitted Transferee of such trust as defined in Section 4 of the NACCO Restated Certificate and (B) the Transfer of Partnership Interests to any Person other than to Authorized Transferees of such trust. The restrictions in subclause (B) of the prior sentence shall not be interpreted to restrict a beneficiary who is a member of a Family Group from directing that any Partnership Interests to which he or she is otherwise entitled to receive under such trust be instead transferred to one or more other Qualified Trusts that are Authorized Transferees of the trust at issue. Notwithstanding anything to the contrary contained herein, a trust of Clara T. Rankin or any other individual shall cease to be a Qualified Trust and shall be deemed, to the extent it holds Partnership Interests, to become a Former Partner, immediately prior to any event or lapse of time which causes such trust to no longer qualify as a Qualified Trust as defined in this Section 1.58.

         1.59 "REMAINING INTERESTS" has the meaning set forth in Section 8.6(b).

         1.60 "REPURCHASE INTERESTS" has the meaning set forth in Section 8.5.

         1.61 "REPURCHASE NOTICE" has the meaning set forth in Section 8.5(a).

         1.62 "REPURCHASE OBLIGATION" has the meaning set forth in Section 8.5.

         1.63 "SECURITIES ACT" has the meaning set forth in Section 8.1.

         1.64 "SELLER'S NOTICE" has the meaning set forth in Section 8.4(a).

         1.65 "SELLING PARTNER" has the meaning set forth in Section 8.4.

         1.66 "STARTING DATE" means, with respect to any Seller's Notice or Repurchase Notice, the date of the determination of the Purchase Price pursuant to Section 1.56 relating to such notice.

         1.67 "TAX MATTERS PARTNER" has the meaning set forth in Section 5.5.

         1.68 "TRANSFER" means any sale, lease, exchange, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in Partnership Interests, whether voluntary, involuntary, by operation of law or otherwise.

         1.69 "TRANSFEREE" means a Person (other than a Former Partner) to whom Partnership Interests have been Transferred in accordance with the provisions of this Agreement.

         1.70 "TRANSFEROR" means any Partner who has Transferred all or a portion of his Partnership Interests in accordance with the provisions of this Agreement.

         1.71 "VALUATION NOTICE" means the notice given by the Partnership pursuant to Section 8.4(b) or 8.5(a) and stating the Initial Value at which a Purchase Right is to be exercised or at which a Repurchase Obligation is to be effected.

         1.72 "WAIVED INTEREST" has the meaning set forth in Section 8.4(g).

         1.73 "WITHDRAWAL EVENT" means the earliest to occur of any event which causes a Partner to cease to be a Partner, and to become a Former Partner, as set forth in Section 1.25.

2.       FORMATION, NAME, PURPOSES, POWERS AND TERM.
         ------------------------------------------

         2.1 FORMATION; NATURE OF PARTNERSHIP INTERESTS; OWNERSHIP OF PARTNERSHIP PROPERTY.

                  (a) CTR Family Associates, L.P., a Georgia limited partnership and predecessor to the Partnership, was formed on November 14, 1996 as a limited partnership organized pursuant to the provisions of the Georgia Revised Uniform Limited Partnership Act and the laws of the State of Georgia. The Partnership was formed on December 29, 1998 as a limited partnership organized pursuant to the provisions of the Act and the laws of the State of Delaware. The Partnership succeeded to the rights, privileges, powers and interests in the property of CTR Family Associates, L.P. as well as the debts, liabilities and duties of CTR Family Associates, L.P. upon the conversion of CTR Family Associates, L.P. into the Partnership pursuant to Section 17-217 of the Act, which conversion became effective on December 29, 1998. The Certificate has been executed and recorded as contemplated by the Act.

                  (b) Each Partner's Partnership Interest shall be personal property for all purposes.

                  (c) All Partnership Property shall be deemed owned by the Partnership as an Entity, and no Partner or Former Partner, individually, shall have a direct ownership interest in any Partnership Property.

         2.2 NAME AND PRINCIPAL PLACE OF BUSINESS. The Partnership shall do business under the name "RANKIN ASSOCIATES I, L.P." The principal place of business of the Partnership shall be 5875 Landerbrook Drive, Suite 300, Mayfield Heights, Ohio 44124-4017, or such other place as the General Partners may from time to time determine. The General Partners shall execute any assumed or fictitious name certificate(s) required by law in connection with the formation or operation of the Partnership and shall file the same in the appropriate public records.

         2.3 PURPOSES AND POWERS.

                  (a) The character of business and purpose of the Partnership is to invest, acquire, sell, hold, own, develop, improve, maintain, mortgage, manage, lease and operate the Partnership Property and to conduct all other business related or incident thereto. In particular, the Partnership is initially designed as a vehicle for consolidating the management of the Partnership Property, providing for the succession of such management, and enhancing total returns from the Partnership Property.

                  (b) In furtherance of the above-stated purposes and subject to any restrictions contained in this Agreement (including, but not limited to, the restrictions contained in Sections 5.1 and 5.2), the Partnership, by the action of any of the General Partners, shall have the power to:

                           (i) enter into a contract for the purchase or sale of
                  any of the Partnership Property.

                           (ii) execute all documents or instruments of any kind
                  appropriate for carrying out the purposes of the Partnership, including, without limitation, investment management, management, purchase, debt and security agreements.

                           (iii) open and maintain one or more depository
                  accounts, including money market accounts and margin accounts, in the name of the Partnership.

                           (iv) employ such personnel and obtain such management
                  services and/or such investment management, legal, accounting and other professional services and advice as the General Partners deem advisable in the course of the Partnership's operations under this Agreement, including the services of any party who, directly or beneficially, is a Partner or a spouse or descendant of a Partner, and pay reasonable fees for such services.

                           (v) pay all real estate and ad valorem taxes and
                  other governmental charges levied or assessed against the Partnership Property, and all other taxes (other than income taxes of the Partners and Former Partners except to the extent that the Partnership may be obligated to withhold therefor) directly relating to the Partnership's operations under this Agreement.

                           (vi) borrow money from banks and other lending
                  institutions or from other third parties or from any of the Partners for Partnership purposes and pledge or otherwise grant security interests in the Partnership Property for the repayment of such loans.

                           (vii) take any of the Partnership Property subject to
                  a loan or assume a loan secured by any of the Partnership Property irrespective of whether such outstanding loan is from a lending institution or other third party or from one or more of the Partners.

                           (viii) deliver, on behalf of the Partnership, all
                  notices and closing deliveries required by Section 8 to be delivered by the Partnership in connection with any Transfer of Partnership Interests or Repurchase Obligation in accordance with the terms of this Agreement.

                           (ix) perform any and all other acts or activities
                  customary, incidental, necessary or convenient to the purposes and powers enumerated herein.

                  (c) Nothing in this Agreement shall, or shall be deemed to, restrict in any way the freedom of any Partner (directly or through an affiliate) to conduct any other business or activity whatsoever (including, without limitation, the acquisition, development, leasing, sale, operation and management of other real property), without any accountability to the Partnership or any other Partner, even if such business or activity competes with the business of the Partnership, it being understood by each Partner that the other Partners or affiliates thereof may be interested, directly or indirectly, in various other businesses and undertakings not included in the Partnership.

         2.4 TERM. The Partnership shall have a perpetual existence.

         2.5 REGISTERED AGENT. The name of the Partnership's initial agent for service of process on the Partnership in the State of Delaware shall be Corporation Service Company, and the address of the initial registered office and the initial registered agent shall be 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. As required by the Act, the Partnership shall at all times maintain in the State of Delaware an office and an agent for service of process selected by the General Partners in accordance with any relevant provisions of the Act.

3. REPRESENTATIONS AND WARRANTIES. Each Partner, in order to induce the other Partners to enter into this Agreement, hereby represents and warrants to the other Partners that:

         3.1 VALIDITY OF AGREEMENT. This Agreement, and each and every other agreement, document and instrument provided for herein and to which such Partner is or shall be a party, when executed and delivered, shall constitute the valid and binding obligation of such Partner, enforceable against such Partner in accordance with its terms, except as enforceability may be limited by (a) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (b) the availability of equitable remedies generally.

         3.2 NO VIOLATION OF MATERIAL INSTRUMENTS. The execution and delivery of this Agreement by such Partner does not, and the consummation of the transactions contemplated hereby shall not:

                  (a) violate or constitute an occurrence of default (which violation or default either singularly or in the aggregate would be considered material) under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under any material agreement, instrument, order, judgment, decree or other arrangement to which such Partner is a party or by which he is bound or his assets affected; or

                  (b) require any consent, approval, filing or notice under any provision of law, or violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such Partner.

         3.3 STATUS AS A QUALIFIED TRUST AND "PARTICIPATING STOCKHOLDER". As of the date of this Agreement, (i) such Partner is a Qualified Trust of Clara T. Rankin or a member of a Family Group and no event has occurred that would cause such Partner to become a Former Partner and (ii) such Partner is a "Participating Stockholder" under Section 1.12 of the NACCO Stockholders' Agreement and no event has occurred that would cause such Partner, upon the lapse of time or the receipt of notice, or both, to cease to be a "Participating Stockholder" under Section 1.12 of the NACCO Stockholders' Agreement. As of the date on which any Authorized Transferee becomes a Partner, such Partner shall be deemed to make the representations contained in the preceding sentence.

4.       CAPITAL

         4.1 INITIAL CONTRIBUTIONS; TRACKING OF PARTNERSHIP PERCENTAGES. (a) The Partners or their transferors have contributed various properties to the Partnership as their respective initial Capital Contributions. The initial Partnership Interests and Partnership Percentages were proportional to the Fair Market Values of the Partners' or their transferors', as the case may be, respective Capital Contributions, without regard to whether such Capital Contributions were for an interest as a General Partner, Limited Partner, or both.

                  (b) The General Partners shall at all times maintain a current list of the Partnership Percentages of all Partners. Such list shall be attached to this Agreement as SCHEDULE A. The Partners acknowledge and agree that SCHEDULE A accurately reflects, as of the date of this Agreement, the identity of each Partner, the Partnership Percentage of each Partner and the extent to which such Partnership Percentages represent General Partnership Interests or Limited Partnership Interests.

         4.2 ADDITIONAL CONTRIBUTIONS. (a) In addition to the Capital Contributions made by the Partners pursuant to Section 4.1 hereof, and subject to the limitations on any requirement that a Partner make additional Capital Contributions (as provided in Section 4.2(b)), the Partners may, from time to time, make such additional Capital Contributions as may be necessary or desirable in the discretion of the General Partners; provided, however, that any property contributed to the Partnership under this Section 4.2(a) shall be transferred subject to any and all existing liabilities encumbering such contributed property, and the Partnership shall take and hold the contributed property subject to such existing liabilities but shall not assume such liabilities unless Partners owning more than fifty percent (50%) of the Partnership Interests consent in writing to any such assumption. In the event the net values of the additional Capital Contributions shall be disproportionate to the Partners' Partnership Percentages immediately before the additional Capital Contributions, then the Partnership Percentages shall be adjusted as provided in Section 1.49 to reflect the disproportionate additional Capital Contributions.

                  (b) Under no circumstances shall a Limited Partner be personally liable for any of the debts or obligations of the Partnership by reason of such Person's status as a Limited Partner. No Limited Partner shall be required, by reason of such Person's status as a Limited Partner, to contribute any capital to the Partnership except as provided in Section 4.1.

         4.3      CAPITAL ACCOUNTS.

                  (a) An individual Capital Account shall be established and maintained for each Partner in accordance with the requirements of the Code and shall be credited with the Capital Contribution of such Partner (or such Partner's Transferor) and that portion of Net Income allocable to such Partner, and shall be debited with that portion of any Net Loss allocable to such Partner and all distributions made by the Partnership to such Partner. A Transferee shall succeed to an allocable portion of the Capital Account of the Transferor which is Transferred to such Transferee, and the Capital Account of the Transferor shall be reduced by a corresponding amount. If the Partner is both a General Partner and a Limited Partner, subaccounts shall be maintained to reflect the Person's interest as a General Partner and as a Limited Partner.

                  (b) No interest shall be payable to any Partner on any positive balance in such Partner's Capital Account.

                  (c) Except as provided in this Agreement, no Partner shall have the right to withdraw from his Capital Account or to otherwise receive any Partnership funds or Partnership Property. As provided in Section 12.4, each Partner expressly waives any right to partition the Partnership Property which he may otherwise have.

                  (d) A Partner shall be required to eliminate in any fashion approved in good faith by the General Partners any deficit balance which may arise in that Partner's Capital Account, at the time the Partnership is dissolved or at any other time, provided, however, that no Limited Partner shall be required, by reason of such Person's status as a Limited Partner, to contribute any capital to the Partnership except as provided in Section 4.1. If a Limited Partner unexpectedly receives an adjustment, allocation or distribution described in (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the regulations issued under Section 704(b) of the Code, gross income of the Partnership or gain from a sale of assets shall be allocated to such Limited Partner in an amount sufficient to eliminate any deficit balance in such Limited Partner's Capital Account caused by such adjustment, allocation or distribution as quickly as possible to the extent such deficit balance exceeds the amount such Limited Partner is deemed obligated to restore to the Partnership pursuant to the Section 704(b) regulations. It is the intent of the Partners that any allocation pursuant to this Section 4.3(d) constitutes a "qualified income offset" under Treasury regulation Section 1.704-1(b)(2)(ii)(d).

         4.4 ALLOCATION OF NET INCOME AND NET LOSS. Net Income or Net Loss of the Partnership shall be determined as of the end of each calendar year and as of the end of any interim period extending through the day immediately preceding any (i) disproportionate Capital Contribution, (ii) disproportionate distribution, (iii) Transfer of a Partnership Interest in accordance with the terms of this Agreement, or (iv) Withdrawal Event. If a calendar year includes an interim period, the determination of Net Income or Net Loss for the period extending through the last day of the calendar year shall include only that period of less than twelve (12) months occurring from the day immediately following the last day of the latest interim period during the calendar year and extending through the last day of the calendar year. For all purposes, including income tax purposes, Net Income, if any, of the Partnership for each calendar year or interim period shall be allocated among the Partners in proportion to their respective Partnership Percentages for the calendar year or interim period. In the event of a Net Loss for a particular calendar year or interim period, then, for such calendar year or interim period, the Net

Loss for such calendar year or interim period shall be allocated among the Partners in proportion to their respective Partnership Percentages for the calendar year or interim period.

         4.5      DISTRIBUTIONS.

                  (a) The Partnership must distribute annually among the Partners an amount equal to the greater of (i) Net Operating Cash Flow, or (ii) an amount corresponding to the income tax liabilities of the Partners resulting from the allocation of Net Income (as such amount shall be determined in good faith by the General Partners by assuming that all Partners are in the highest marginal federal income tax bracket and by using the highest marginal income tax rates for the state of residence of the Partner with the highest marginal state income tax rates). The Partnership shall make such distributions from time to time during each year as the General Partners determine, PROVIDED that the Partnership must distribute quarterly at least fifteen (15) days in advance of the dates on which estimated tax payments are due at least an amount corresponding to the income tax liabilities of the Partners resulting from the allocation of Net Income (as determined as provided in the preceding sentence).

                  (b) All distributions shall be made in proportion to the Partners' respective Partnership Percentages except (i) when the General Partners approve the disproportionate distribution, or (ii) with respect to any payment of NACCO Class A Shares by the Partnership pursuant to Section 7.4 or 8.7(a). The General Partners are encouraged to consider disproportionate distributions to defray the income tax liabilities resulting from special allocations under Section 704(c) of the Code, but such disproportionate distributions shall not be required. Subject to Section 4.5(a) of this Agreement, the General Partners are expressly authorized to make monthly or other periodic draws with respect to one or more, but not necessarily all, of the Partners, on the condition that compensating distributions, determined with or without interest in the discretion of the General Partners, shall be made to the other Partners on or before the end of March of the following calendar year so that the total draws and compensating distributions shall be proportionate. For all purposes of this Agreement, except as provided in the immediately preceding sentence or Section 1.49(f), a distribution among the Partners which is not in proportion to Partnership Percentages shall be regarded as disproportionate. In the event that a disproportionate distribution occurs, the General Partners shall appropriately adjust the Capital Accounts of the Partners to reflect such disproportionate distribution. Except in the case of a disproportionate distribution attributable to the income tax liabilities resulting from special allocations under Section 704(c) of the Code, such adjustment shall be determined as though the Partnership had redeemed a fraction of the Partnership Interest corresponding to the amount of the distribution that is disproportionate. This adjustment of Capital Accounts, and thus Partnership Interests, shall be in addition to the adjustment in Partnership Percentages.

         4.6 NO RIGHT TO RETURN OF CAPITAL. Except as otherwise expressly provided in this Agreement, the Partners shall not have the right to demand the return of all or any portion of their respective Capital Contributions or to demand or receive property other than cash in return for their respective Capital Contributions.

5.       MANAGEMENT.

         5.1 MANAGEMENT OF PARTNERSHIP BUSINESS. The General Partners shall be responsible for managing and conducting the ordinary and usual business and affairs of the Partnership, and each General Partner shall have the authority to make management decisions on behalf of the Partnership. Notwithstanding the foregoing, the following actions and decisions require the approval of the General Partners owning at least a majority of the General Partnership Interests (except as expressly provided elsewhere in this Agreement, including, without limitation, Section 5.2):

                  (a) the voting of any stock, partnership interest, or interest in a limited liability company with respect to which the Partnership owns more than five percent (5%) of the total voting power;

                  (b) the borrowing of any funds for or by the Partnership in excess of $200,000 (whether secured or unsecured), the collateralization of any such borrowing with any Partnership Property, or the prepayment of any such borrowing;

                  (c) the approval of Partnership budgets;

                  (d) the approval of any contracts between the Partnership and any Partner or any beneficiary, or spouse or descendant of a beneficiary of one of the Partners;

                  (e) the retention or termination of an investment manager;

                  (f) the determination of the Initial Value and Purchase Price of any Offered Interests or Repurchase Interests;

                  (g) the decision by the Partnership to purchase any Offered Interests pursuant to Section 8.6(c);

                  (h) the determination of whether to pay any portion of a Purchase Price, or interest owed pursuant to Section 7.4, in NACCO Class A Shares; and

                  (i) the election to subject the Partnership to the unified audit rules of Sections 6221-6234 of the Code, as provided in Section 5.5.

         5.2 MANAGEMENT OF PARTNERSHIP PROPERTY CONSISTING OF NACCO CLASS A SHARES AND NACCO CLASS B SHARES: ADMISSION OF NEW GENERAL PARTNERS.

                  (a) The General Partners owning at least a majority of the General Partnership Interests shall direct the voting of any NACCO Class A Shares and NACCO Class B Shares held by the Partnership and may authorize the Partnership to enter into a voting arrangement with respect to any or all of such NACCO Class A Shares and NACCO Class B Shares.

                  (b) The Partnership shall not Transfer, or convert to NACCO Class A Shares, any NACCO Class B Shares without the consent of the General Partners owning more than seventy five percent (75%) of the General Partnership Interests and the consent of Partners owning more than seventy five percent (75%) of all Partnership Interests. Notwithstanding such consent, the Partnership (i) shall not Transfer any NACCO Class B Shares unless such Transfer is permitted by Article FOURTH, Section 4 of the NACCO Restated Certificate and (ii) shall not Transfer, or convert to NACCO Class A Shares, any NACCO Class B Shares unless such Transfer or conversion is effected in accordance with the terms of the Stockholders' Agreement.

                  (c) The Partnership shall not Transfer any NACCO Class A Shares, other than pursuant to a share for share exchange to acquire NACCO Class B Shares, without the consent of the General Partners owning more than seventy-five percent (75%) of the General Partnership Interests and the consent of Partners owning more than seventy five percent (75%) of all Partnership Interests.

                  (d) Subject to this Section 5.2(d) and the other provisions of this Agreement, a General Partner may transfer all, but not less than all, of its General Partnership Interest to one, but not more than one, Authorized Transferee of such General Partner. No Person shall be admitted as a General Partner of the Partnership without the consent of the General Partners owning more than seventy five percent (75%) of the General Partnership Interests and the consent of Partners owning more than fifty percent (50%) of all Partnership Interests. Notwithstanding such consent, no Person shall be admitted as a General Partner unless such Person is an Authorized Transferee of at least one Partner of the Partnership.

         5.3      REMOVAL OF, AND COORDINATION AMONG, GENERAL PARTNERS.

                  (a) Any General Partner may be removed only by and with the consent of Partners owning not less than ninety percent (90%) of all Partnership Interests.

                  (b) So long as more than one General Partner shall be serving, except as otherwise set forth in this Agreement, the vote or approval of the General Partners owning at least a majority of the General Partnership Interests shall be required and shall constitute the actions of the General Partners.

                  (c) Each General Partner may sign on behalf of the Partnership, and any third party may conclusively rely upon the signature of any General Partner as being binding upon the Partnership. Any Person dealing in good faith with the Partnership may conclusively rely upon any writing signed by one or more Persons certifying (i) that such signing Person is a General Partner, then serving and (ii) that such signing Person is acting in accordance with the terms of this Agreement.

                  (d) The General Partner working regularly in the Partnership's principal place of business shall be responsible for informing any other General Partner of any matters requiring the General Partners' approval, and such General Partner shall keep the other Partners informed on a timely basis as to all significant matters of concern to the Partnership.

         5.4 COMPENSATION OF GENERAL PARTNERS. The General Partners shall not be entitled to any compensation for performance of duties under this Agreement as General Partners. The Partnership shall reimburse the General Partners at cost for reasonable out-of-pocket expenses incurred in the performance of duties under this Agreement.

         5.5 TAX MATTERS. The General Partners may elect, pursuant to ss. 6231(a)(1)(B)(ii) of the Code, to subject the Partnership to the unified audit rules of ss.ss. 6221-6234 of the Code. If such election is made, a General Partner designated by the General Partners shall be the Partnership's "tax matters partner," as that term is defined in Section 6231(a)(7) of the Code, and shall receive notice of the commencement of any administrative proceeding at the Partnership level with respect to any Partnership item or items, and shall receive notice of any final Partnership administrative adjustment resulting from any such proceeding, in each case within the meaning of Sections 6223 and 6231 of the Code. The Partnership's tax matters partner shall supply such information to the Internal Revenue Service as may be necessary to enable the Internal Revenue Service to provide the Partners with such notices as are required under the Code. The Partnership's tax matters partner shall also keep each Partner informed of any administrative or judicial proceeding relative to any adjustment or proposed adjustment at the Partnership level of Partnership items. Without the prior written approval of Partners owning more than fifty percent (50%) of the Partnership Interests, the tax matters partner shall not (a) enter into any settlement agreement with the Internal Revenue Service which purports to bind any Person other than the tax matters partner, (b) file a petition as contemplated by Sections 6226(a) or 6228 of the Code, (c) intervene in any action as contemplated by Section 6226(b) of the Code, (d) file any request as contemplated by Section 6227(b) of the Code, or (e) enter into an agreement extending the period of limitation as contemplated by Section 6229(b)(1)(B) of the Code.

         5.6 LIMITATION OF LIABILITY. No Partner, Former Partner, trustee of a Partner or Former Partner, or direct or indirect officer or employee of the Partnership shall be liable to the Partnership or any of its Partners or Former Partners for any loss, damage, liability or expense suffered by the Partnership, its Partners or Former Partners on account of any action taken or omitted to be taken by such Person on behalf of, or at the request of, the Partnership, or in connection with the organization or operation of the Partnership, provided such Person discharges such Person's duties in good faith, exercising the same degree of care and skill that a prudent person would have exercised under the circumstances in the conduct of such prudent person's own affairs, and in a manner such Person reasonably believes to be in the best interest of the Partnership. A Person's liability hereunder shall be limited only for those actions taken or omitted to be taken by such Person in connection with the organization of the Partnership or the management of the business and affairs of the Partnership. The provisions of this Section 5.6 are not intended to limit the liability of any Person in any other connection, including, but not limited to, any obligations of such Person undertaken in this Agreement or in any Predecessor Agreement or any contract with the Partnership.

         5.7 RIGHT TO INDEMNIFICATION. The Partnership shall indemnify each Person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Partnership or by third parties), by reason of the fact that such Person is or was a Partner, trustee of a Partner, direct or indirect officer or employee of the Partnership or organizer of the Partnership, against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding); PROVIDED, HOWEVER, that the

Partnership shall not be required to indemnify or advance expenses to any Person from or on account of such Person's conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or grossly negligent, or to have involved willful misconduct; PROVIDED, FURTHER, that the Partnership shall not be required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Partnership; and PROVIDED, FINALLY, that a Person shall be indemnified hereunder only for those actions taken or omitted to be taken by such Person in connection with the discharge of such Person's obligations for the organization of the Partnership or the management of the business and affairs of the Partnership and that the provisions of this Section 5.7 are not intended to extend indemnification to any Partner or other Person for any obligations of such Partner or other Person undertaken in this Agreement or in any Predecessor Agreement.

6.       BOOKS, AUDITS AND FISCAL MATTERS.

         6.1 PARTNERSHIP BOOKS. The General Partners shall maintain full and complete books and records for the Partnership at its principal office, and each Partner and his designated representatives shall at all times have reasonable access to, and may inspect and copy any of, such books and records.

         6.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

7.       FORMER PARTNERS.

         7.1 STATUS OF FORMER PARTNERS. Immediately prior to the occurrence of a Withdrawal Event with respect to any Partner, such Partner shall cease to be a Partner of the Partnership and such Partner shall cease to have the power to exercise any rights or powers of a Partner of the Partnership, including, without limitation, the right to vote, and to receive any distributions of any kind on or in respect of, any Partnership Interests owned by such Former Partner immediately prior to such Withdrawal Event. A Former Partner shall have the status of a creditor of the Partnership and the Partners (but only to the extent any such Partner elects to purchase Repurchase Interests held by the Former Partner), but only to the extent necessary to enforce the Repurchase Obligations set forth in Section 8.5.

         7.2 NOTICE BY FORMER PARTNER. Immediately after the occurrence of a Withdrawal Event with respect to any Former Partner, such Former Partner shall notify the Partnership of the Withdrawal Event. A failure to provide notice under this Section 7.2 will not alter the timing or the effect of the Withdrawal Event as described under Sections 7.1 and 7.3.

         7.3 EFFECT OF WITHDRAWAL EVENTS ON VOTING. If any vote of the General Partners, the Limited Partners or the Partners is required under this Agreement or the Act after a Withdrawal Event but prior to the Closing of the Repurchase Obligation arising from such Withdrawal Event, then solely for purposes of determining whether the requisite approval of the General Partners, Limited Partners or the Partners has been obtained, the Partnership Interests held by the Former Partner immediately prior to the Withdrawal Event shall be deemed to have been repurchased by the Partnership.

         7.4 PAYMENT OF INTEREST. Notwithstanding any other provision of this Agreement, at the Closing related to a Repurchase Obligation, the Partnership and each Partner electing to purchase Repurchase Interests shall pay to the Former Partner, in addition to the Purchase Price, pro-rated interest, calculated from the date of the Withdrawal Event up to the date of the Closing, at an annual rate equal to the annual short-term applicable federal rate in effect at the date of the Withdrawal Event as provided under Section 7872 of the Code. The interest may be paid in cash or NACCO Class A Shares on the same basis as is provided in Section 8.7 with respect to payment of the Purchase Price.

8.       TRANSFER OF PARTNERSHIP INTERESTS.


         8.1 SECURITIES LAWS. Each Partner acknowledges that its Partnership Interest was offered and sold in reliance upon the representation, hereby affirmed, that such Partnership Interest is being purchased for investment for such Partner's own account or in his fiduciary capacity for a fiduciary account, as appropriate, and not with a view to, or for resale in connection with, the distribution of such Partnership Interest or any interest therein. Each Partner also acknowledges that such Partner's Partnership Interest has not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws. Notwithstanding any other provision in this Agreement, but subject to express written waiver by the General Partners in the exercise of their reasonable judgment, no portion of or interest in any Partnership Interest may be offered for sale or be the subject of a Transfer without the registration of the Partnership Interest under the Securities Act and applicable state securities laws, unless the Partnership shall have received such assurances satisfactory to the General Partners that such Transfer of Partnership Interests does not violate the Securities Act, any state securities laws or any other law applicable to the Partnership, which assurances may include, without limitation, such legal opinions which they in their good faith and reasonable discretion deem appropriate in light of the facts and circumstances relating to such proposed Transfer of Partnership Interests, together with such representations, warranties and indemnifications from the Transferor and the Transferee as the General Partners in their good faith and reasonable discretion deem appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to protect the Partnership and the other Partners from any liability resulting from any such Transfer of Partnership Interests. Such opinions, representations, warranties and indemnities may include, without limitation, assurance that the Transfer of Partnership Interests is exempt from any registration or qualification provisions arising under applicable federal and state securities laws and would not require the registration or qualification of the Partnership Interest under any such laws.

         8.2 RESTRICTION ON TRANSFERS. Except as otherwise provided in this Agreement, no Partner shall Transfer any of the Partnership Interests now owned or hereafter acquired by such Partner. Moreover, no Partner shall Transfer or attempt to Transfer any Partnership Interest if such Transfer or attempted Transfer is to a Person other than an Authorized Transferee of such Partner. In the event of any purported or attempted Transfer of Partnership Interests that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a Partner of the Partnership for any purpose and shall not be entitled to any of the rights of a Partner of the Partnership, including, without limitation, the right to vote the Partnership Interests or to receive a certificate for Partnership Interests or any distributions of any kind on or with respect to Partnership Interests. Any purported or attempted Transfer of Partnership Interests made other than in accordance with the provisions of this Agreement shall be void AB INITIO and the last holder of record who acquired such Partnership Interests in a manner not contrary to the provisions of this Agreement shall be recognized as the holder of such Partnership Interests for all purposes and the Partnership Interests shall continue to be treated as Partnership Interests for all purposes under this Agreement, shall be deemed owned by such recognized holder for purposes of the operation of this Agreement and shall continue to be subject to the terms of this Agreement.

         8.3      PERMITTED TRANSFERS.

                  (a) Notwithstanding anything to the contrary contained herein (other than Sections 5.2(d), 8.1 and 8.2, which will apply to any Transfer of Partnership Interests), each Partner shall be entitled to Transfer all or any portion of his Partnership Interests to any Authorized Transferee of such Partner, provided that such Partner has first obtained the written consent of the General Partners owning at least a majority of the General Partnership Interests, which consent may be withheld for any reason or for no reason at all, without need to comply with the other provisions of this Agreement.

                  (b) Each of the Partners hereby acknowledges and consents to, and waives any rights such Partner may have under this Agreement, or any Predecessor Agreements, with respect to all Transfers of Partnership Interests made by gift prior to the date hereof by any Partner to any Person. Each Partner hereby agrees to be subject to the restrictions and obligations of a Partner under this Agreement and to hold all Partnership Interests now owned or later acquired by such Partner in accordance with the terms of this Agreement.

         8.4 PURCHASE RIGHT. Subject to Section 8.10, at any time after the date hereof, the Partnership and the Family Holders shall have a right of first refusal (the "Purchase Right") to purchase, pursuant to the terms of this
Section 8.4, from any Partner (for purposes of this Section 8.4, a "Selling Partner") intending to Transfer, other than as permitted in Section 8.3 of this Agreement, all or, if not prohibited by Section 5.2(d), any portion, of his Partnership Interests (including any Partnership Interests acquired after the date hereof).

                  (a) A Selling Partner intending to Transfer all or, if not prohibited by Section 5.2(d), any portion, of his Partnership Interests shall first deliver to the Partnership a written notice (the "Seller's Notice") specifying (i) the Partnership Interests to be transferred (the "Offered Interests"); and (ii) the identity of the proposed Authorized Transferee(s).

                  (b) Within ten (10) days after the Partnership's receipt of the Seller's Notice, the Partnership shall deliver to the Selling Partner a Valuation Notice setting forth the Initial Value and the General Partners and the Selling Partner shall determine the Purchase Price pursuant to Section 1.56 of this Agreement.

                  (c) Within ten (10) days after the Starting Date, the Partnership shall notify each Family Holder (other than the Selling Partner) of
(i) the Starting Date; (ii) the number of Offered Interests; and (iii) the Purchase Price of the Offered Interests. The Partnership's notice shall include a copy of the Seller's Notice.

                  (d) Within twenty-five (25) days after the Starting Date, each Family Holder (other than the Selling Partner) shall notify the Partnership of how many, if any, of the Offered Interests he elects to purchase.

                  (e) Within thirty-five (35) days after the Starting Date, the Partnership shall provide written notice to the Selling Partner and to each other Partner of (i) the number of Offered Interests to be purchased by Family Holders and the allocation of the Offered Interests among the Family Holders pursuant to the terms of Section 8.6; (ii) the number of Offered Interests to be purchased by the Partnership pursuant to the terms of Section 8.6; and (iii) the time, date and place of Closing, which shall be no sooner than ninety (90) days after the Starting Date and no later than one hundred twenty (120) days after the Starting Date.

                  (f) The Offered Interests shall be allocated among the Partnership and the Family Holders, and within each Family Group among its Family Holders, in the manner provided in Section 8.6.

                  (g) If the Family Holders and the Partnership do not elect to purchase all of the Offered Interests, then the Selling Partner may, subject to Sections 5.2(d), 8.1 and 8.2, Transfer the portion of the Offered Interests that the Family Holders and the Partnership do not elect to purchase (the "Waived Interests") to the Authorized Transferee(s) of the Selling Partner specified in the Seller's Notice; PROVIDED, HOWEVER, that such Transfer occurs on terms no more favorable to such Authorized Transferee(s) than the terms of the purchase of the Offered Interests by the Family Holders and the Partnership. In no event shall any Selling Partner Transfer, or attempt to Transfer, any Waived Interests to a Person who is not an Authorized Transferee of the Selling Partner.

         8.5 REPURCHASE OBLIGATIONS TO PURCHASE PARTNERSHIP INTERESTS. At any time after the date hereof, the Partnership and the Family Holders shall collectively have the obligation (the "Repurchase Obligation") to purchase from any Person who is then a Former Partner all of the Partnership Interests (the "Repurchase Interests") directly or indirectly owned by such Former Partner immediately prior to the applicable Withdrawal Event, and such Former Partner shall be obligated to sell to the purchasing Family Holders and/or the Partnership, as the case may be, all of his Repurchase Interests. The Repurchase Obligation shall be effected as follows:

                  (a) Within ten (10) days after the Partnership's receipt of a notice from a Former Partner as provided in Section 7.2 or the Partnership's independent determination that a Withdrawal Event has occurred, the Partnership shall provide written notice (the "Repurchase Notice") to the Former Partner of
(i) the Repurchase Obligation; (ii) the number of Repurchase Interests; and
(iii) the Initial Value of the Repurchase Interests. Thereafter, the Partnership and the Former Partner shall determine the Purchase Price pursuant to Section 1.56.

                  (b) Within ten (10) days after the Starting Date, the Partnership shall notify each Family Holder of (i) the occurrence of the Repurchase Obligation; (ii) the number of Repurchase Interests; (iii) the Purchase Price of the Repurchase Interests; (iv) the provisions set forth in
Section 7.4; and (v) the Starting Date.

                  (c) Within twenty-five (25) days after the Starting Date, each Family Holder shall notify the Partnership of how many, if any, of the Repurchase Interests he elects to purchase.

                  (d) Within thirty-five (35) days after the Starting Date, the Partnership shall provide written notice to the Former Partner and to each Partner of (i) the allocation of the Repurchase Interests among the Family Holders pursuant to the terms of Section 8.6 of this Agreement; (ii) the number of Repurchase Interests to be purchased by the Partnership pursuant to the terms of Section 8.6; (iii) the time, date and place of Closing, which shall be no sooner than ninety (90) days after the Starting Date and no later than one hundred twenty (120) days after the Starting Date; and (iv) amounts payable to the Former Partner pursuant to Section 7.3.

                  (e) The Repurchase Interests shall be allocated among the Partnership and the Family Holders, and within each Family Group among its Family Holders, in the manner provided in Section 8.6.

         8.6 ALLOCATION OF OFFERED INTERESTS / REPURCHASE INTERESTS. Offered Interests and Repurchase Interests shall be allocated among the Partnership and the Family Holders pursuant to the terms of this Section 8.6. At the Closing, the Partnership and such Family Holders, as the case may be, shall be obligated to purchase the Offered Interests or Repurchase Interests so allocated pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, no Family Holder shall be entitled to receive, or be obligated to purchase, more Partnership Interests than such Family Holder has elected to purchase pursuant to Section 8.4(d) or 8.5(c), as the case may be. All Offered Interests or Repurchase Interests shall be allocated as follows:

                  (a) ALLOCATION TO ORIGINAL HOLDERS OF OFFERED INTERESTS. Any Offered Interests or Repurchase Interests shall first be allocated collectively to Family Holders who are members of the Family Group (the "Original Holders") to which the Selling Partner belongs or to which the Former Partner belonged prior to the applicable Withdrawal Event to the extent such Original Holders have elected to purchase the Offered Interests or Repurchase Interests. Such Offered Interests or Repurchase Interests shall be allocated among the Original Holders in accordance with Section 8.6(d).

                  (b) ALLOCATION AMONG FAMILY GROUPS. Any Offered Interests or Repurchase Interests not allocated pursuant to Section 8.6(a) (the "Remaining Interests") shall be allocated collectively among Family Holders of the Family Groups (other than the Original Holders) which have Partners electing to purchase Offered Interests or Repurchase Interests as follows:

                           (i) If Family Holders of a Family Group have collectively elected to purchase an amount of Offered Interests or Repurchase Interests which is less than or equal to the Family Holders' Family Group Proportionate Part of the Remaining Interests, then such Family Holders of such Family Group shall collectively be allocated the amount of Partnership Interests that such Family Holders have collectively elected to purchase.

                           (ii) If Family Holders of a Family Group have collectively elected to purchase an amount of Offered Interests or Repurchase Interests which is greater than the Family Holders' Family Group Proportionate Part of the Remaining Interests, then such Family Holders of such Family Group shall collectively, in the first instance, be allocated the Family Holders' Family Group Proportionate Part of the Remaining Interests.

                           (iii) If additional Remaining Interests remain to be allocated after the application of subsections (i) and (ii) above (the "Outstanding Remaining Interests"), then the Family Holders of each Family Group which has collectively elected to purchase an amount of Offered Interests or Repurchase Interests which exceeds the Family Holders' Family Group Proportionate Part of the Remaining Interests shall be allocated an additional amount of the Remaining Interests equal to the lesser of:

                                    (A)     The amount of Offered Interests or
                                            Repurchase Interests which Family
                                            Holders of such Family Group elected
                                            to purchase but which were not
                                            allocated to it by reason of
                                            subsection (ii) above, or

                                    (B)      That portion of the Outstanding
                                             Remaining Interests represented by
                                             a fraction the numerator of which
                                             is the percentage of Partnership
                                             Interests held by Family Holders of
                                             such Family Group (prior to such
                                             allocation), and the denominator of
                                             which is the percentage, as the
                                             case may be, of Partnership
                                             Interests held by Family Holders of
                                             all Family Groups which have
                                             elected to purchase an amount of
                                             Offered Interests or Repurchase
                                             Interests in excess of the amount
                                             of those Offered Interests or
                                             Repurchase Interests previously
                                             allocated to them under this
                                             Section 8.6.

                           (iv) Any Partnership Interests remaining to be allocated after the application of subsections (i), (ii) and (iii) above, shall be allocated in accordance with the procedures described in subsection (iii) above until either (A) all of the Offered Interests or Repurchase Interests, as the case may be, which Family Holders have elected to purchase have been allocated, or
                                    (B) there remains Family Holders of only one
                                    Family Group which has not been allocated all of the Offered Interests or Repurchase Interests it has elected to purchase, in which event all of the then unallocated Offered Interests or Repurchase Interests shall be collectively allocated to Family Holders of such Family Group up to the amount that such Family Holders of such Family Group elected to purchase.

         (c) ALLOCATION TO THE PARTNERSHIP. The Partnership shall have the right, but shall not be obligated, to purchase any Offered Interests not allocated to Family Holders of a

Family Group. The Partnership shall be obligated to purchase any Repurchase Interests not allocated to Family Holders of a Family Group.

                  (d) ALLOCATION OF PARTNERSHIP INTERESTS AMONG FAMILY GROUP MEMBERS. Offered Interests or Repurchase Interests collectively allocated to Family Holders of a Family Group (including Original Holders) pursuant to Sections 8.6(a) or 8.6(b) shall be allocated among the Family Holders of such Family Group, as follows:

                           (i) First, to the Qualified Trust of the Family Group Head of such Family Group in an amount equal to the amount of Offered Interests or Repurchase Interests such Qualified Trust of the Family Group Head elects to purchase; and

                           (ii) Second, to each Family Holder, other than the Qualified Trust of the Family Group Head, electing to purchase Offered Interests or Repurchase Interests in an amount determined by multiplying (A) the amount of Offered Interests or Repurchase Interests allocated collectively to Family Holders of such Family Group and not purchased by the Qualified Trust of the Family Group Head, by
                                    (B) a fraction, the numerator of which is the amount of Offered Interests or Repurchase Interests elected to be purchased by such Family Holder, and the denominator of which is the aggregate amount of Offered Interests or Repurchase Interests elected to be purchased by all Family Holders, other than the Qualified Trust of the Family Group Head, belonging to such Family Group.

         8.7 TERMS OF SALE. The Purchase Price for all Partnership Interests purchased pursuant to Section 8.4 or Section 8.5 of this Agreement shall be paid at the Closing, as follows:

                  (a) If the purchaser is the Partnership, the Partnership, at its election and after consultation with counsel, may pay its portion of the Purchase Price in NACCO Class A Shares, immediately available United States funds, or any combination of such consideration as follows:

                           (i) to the extent that the Partnership elects to pay the Purchase Price in NACCO Class A Shares, the Partnership shall deliver to the Selling Partner such number of NACCO Class A Shares as shall be equal to the quotient of
                                    (A) the portion of the Purchase Price
                                    payable in NACCO Class A Shares, divided by
                                    (B) the Applicable NACCO Class A Closing
                                    Price Average (if necessary the Partnership may, subject to Section 5.2, convert any NACCO Class B Shares held by the Partnership to NACCO Class A Shares to pay such Purchase Price); and

                           (ii) immediately available United States funds equal to that portion of the Purchase Price not paid by delivery of NACCO Class A Shares.

                  (b) If the purchaser is a Partner, such Partner, at his election, may pay his portion of the Purchase Price in NACCO Class A Shares, immediately available United States funds, or any combination of such consideration as follows:

                           (i) to the extent that the Partner elects to pay the Purchase Price in NACCO Class A Shares, such Partner shall deliver to the Selling Partner such number of NACCO Class A Shares as shall be equal to the quotient of (A) the portion of the Purchase Price payable in NACCO Class A Shares, divided by (B) the Applicable NACCO Class A Closing Price Average; and

                           (ii) immediately available United States funds equal to that portion of the Purchase Price not paid by delivery of NACCO Class A Shares.

         8.8      CLOSING.

                  (a) The closing of the purchase and sale of any Partnership Interests pursuant to this Agreement (the "Closing") shall occur at the time, date and place specified by the Partnership in its written notice pursuant to Sections 8.4(e)(iii) or 8.5(d)(iii), as the case may be.

                  (b) At the Closing, transfer instruments shall be respectively delivered by the Selling Partner or the Former Partner, as the case may be, to each purchaser against payment of such purchaser's portion of the Purchase Price and, if applicable, the amounts described in Section 7.4. Such delivery shall constitute warranties by the Selling Partner or the Former Partner, as the case may be, that such Person has full authority to Transfer the Partnership Interests to such purchaser and that such purchaser is acquiring the Partnership Interests free and clear of all liens, encumbrances or other outstanding interests of any nature, other than those created pursuant to the terms of this Agreement.

                  (c) In the event of a Repurchase Obligation, the purchase and sale of the Repurchase Interests shall, for all purposes of this Agreement other than Section 7.3, be deemed to have occurred on the date of the Withdrawal Event.

         8.9 LEGAL REQUIREMENTS. The Transfer of any Partnership Interests pursuant to this Agreement shall be subject to compliance with all applicable state and federal securities laws, and each Partner agrees without additional consideration to do all necessary things reasonably requested by the Partnership in connection therewith, the reasonable expenses of such to be paid by the Selling Partner or the Former Partner, as the case may be.

         8.10     EXCEPTIONS.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, the occurrence of an event described in Section 1.25, pursuant to which a Partner ceases to be a Partner and is thereafter treated as a Former Partner, shall not give rise to Purchase Rights under Section 8.4 but instead shall give rise to the Repurchase Obligation under Section 8.5.

                  (b) The substitution of a trustee of a Partner shall not give rise to Purchase Rights under Section 8.4, provided that the substitute trustee has executed and delivered to the Partnership a counterpart of this Agreement agreeing to be subject to the restrictions and obligations of a Partner hereunder and to hold all Partnership Interests then owned or later acquired by such trust in accordance with the terms of this Agreement.

                  (c) The termination of a Partner shall not give rise to Purchase Rights under Section 8.4, PROVIDED that such termination results in a Transfer of Partnership Interests only to Authorized Transferees of such Partner and to no other Person.

9         CODE SECTION 754 ELECTION. Upon the approval of the General Partners, the Partnership shall file an election under Code Section 754 to adjust the tax basis of the Partnership Property, with respect to any distribution of Partnership Property to a Partner permitted by this Agreement or a Transfer of a Partnership Interest in accordance with the terms of this Agreement, in accordance with Code Sections 734(b) and 743(b). The Partners acknowledge that once a Code Section 754 election shall be validly filed by the Partnership, it shall remain in effect indefinitely thereafter unless the Internal Revenue Service approves the revocation of such election.

10.      DISSOLUTION.

         10.1 DISSOLUTION AND TERMINATION. The Partnership shall continue in existence until dissolved (a) with the consent of the General Partners owning more than seventy five percent (75%) of the General Partnership Interests and Partners owning more than ninety percent (90%) of all Partnership Interests, or
(b) with the consent of the General Partners, at such time, if any, as the Partnership ceases to own any NACCO Class A Shares and NACCO Class B Shares. In the event that the Partnership is dissolved, the assets of the Partnership shall be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof, and the proceeds therefrom, together with any assets distributed in kind, shall be distributed (i) first to creditors to satisfy all debts and liabilities of the Partnership (including any liabilities arising under Section 8.5) other than loans or advances made by the Partners to the Partnership, (ii) then to the establishment of reserves deemed reasonably necessary by the General Partners to satisfy contingent or unforseen liabilities or obligations of the Partnership, (iii) then to the repayment of any loans or advances made by the Partners to the Partnership, (iv) with the balance, if any, to be distributed in accordance with the balances in each Partner's Capital Account at that time. Solely for the purposes of determining the balances of the Partner's Capital Accounts at that time, any Partnership Property that is distributed in kind shall be treated as though such Partnership Property were sold for its Fair Market Value as of the date of distribution, as determined by an Independent Appraiser. Upon completion of the foregoing, the Partnership shall be terminated.

         10.2 LIMITATIONS ON IN KIND DISTRIBUTIONS. Notwithstanding anything to the contrary contained in this Agreement, no distribution in kind of NACCO Class B Shares held by the Partnership shall be made unless such distribution by the Partnership is permitted under Article FOURTH, Section 4 of the NACCO Restated Certificate.

         10.3 CONTINUATION OF BUSINESS. Neither the Transfer of any Partnership Interest pursuant to Section 8 hereof nor the bankruptcy or withdrawal of a Partner shall cause the dissolution or termination of the Partnership or have any effect upon the continuance of the

Partnership business. No Partner shall have a right to withdraw from the Partnership or to abandon any Partnership Interest.

11.      POWER OF ATTORNEY.

         11.1     GRANT OF POWER.

                  (a) Each Partner by his signature below irrevocably makes, constitutes and appoints the General Partners and each of them, his true and lawful attorney in his name, place and stead in any capacities, with the power from time to time to substitute or resubstitute one or more others as such attorney, and to make, execute, swear to, acknowledge, verify, deliver, file, record and publish any and all documents, certificates or other instruments which may be required or deemed desirable by the General Partners to (i) effectuate the provisions of any part of this Agreement or any amendments to this Agreement, (ii) enable the Partnership to conduct its business, (iii) comply with any applicable law in connection with the Partnership's conduct of its business, or (iv) retain professional services, including accounting and legal counsel, for the Partnership (including, without limitation, the waiver on behalf of the Partnership and each Partner of any conflict arising from such professional's representation of another client on matters in which the interests of the Partnership, any Partner or any affiliate of the Partnership or any Partner may be adverse to such other client).

                  (b) Each Partner by his signature below irrevocably makes, constitutes and appoints Alfred M. Rankin, Jr., Roger F. Rankin, Thomas T. Rankin, Claiborne R. Rankin, Dennis W. LaBarre, Thomas C. Daniels and Charles A. Bittenbender, and each of them, his true and lawful attorney in his name, place and stead in any capacities, with the power from time to time to substitute or resubstitute one or more others as such attorney, to execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, of beneficial ownership of NACCO Class A Shares and/or NACCO Class B Shares by the Partnership and its Partners, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k)(1) under such Act in connection with such statements, all initial statements of and changes of beneficial ownership on Forms 3, 4 and 5 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission.

                  (c) Each Partner grants to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 11.1.

         11.2 IRREVOCABLE NATURE. It is expressly intended by each Partner that the foregoing power of attorney is a special power of attorney coupled with an interest in favor of each of those appointed as attorney-in-fact on his behalf, and as such shall be irrevocable and shall survive such Partner's dissolution or other termination of existence.

         11.3 FURTHER ASSURANCES - POWER OF ATTORNEY. If applicable law requires additional or substituted language in order to validate the power of attorney intended to be granted by this Section 11, each Partner agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

         11.4 TRANSFER OF PARTNERSHIP INTERESTS. The foregoing power of attorney shall survive the delivery of an instrument of transfer by any Partner of the whole or any portion of or interest in his Partnership Interest, except that (i) where a Partner becomes a Former Partner, or (ii) where a Transferee of such Partnership Interest has been approved as a successor Partner and the Transferor shall thereupon cease being a Partner (all in accordance with this Agreement), then the power of attorney of the Former Partner or the Transferor Partner, as the case may be, shall survive the cessation of Partner status or the delivery of such instrument of transfer, as the case may be, for the sole purpose of enabling the attorneys-in-fact for such Former Partner or the Transferor Partner (or any of them) to execute, swear to, acknowledge and file any and all instruments necessary to effectuate or reflect such cessation, transfer and succession.

12.      GENERAL PROVISIONS.

         12.1 OBTAINING PARTNER APPROVALS OF PARTNERSHIP ACTIONS. The requisite approval of the General Partners or Partners, whichever is appropriate, may take the form of the approval of an outline of the general terms of the transaction, and the negotiation of detailed terms may be delegated to the General Partners or to any one or more specified Partners, or the approval may be in the form of a blanket delegation of authority to the General Partners or to any one or more specified Partners to act on behalf of the Partnership in regard to a particular transaction that is being considered.

         12.2 ARBITRATION. Any Arbitrable Dispute shall be finally settled by arbitration under the then applicable Commercial Arbitration Rules of the American Arbitration Association, by one or more arbitrators agreed upon by the parties or, in the absence of such an agreement, appointed in accordance with such Rules. The arbitration proceedings shall be held in Cleveland, Ohio. Judgment upon the award rendered may be entered in any court having jurisdiction and application may be made to such court for judicial acceptance of such award and an order of enforcement as the case may be. The Partners hereby agree that the rendering of an award by the arbitrator or arbitrators shall be a condition precedent to the initiation of any legal proceedings with respect to any Arbitrable Dispute.

         12.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when the same are delivered in person, or (b) one business day after being sent by express or overnight mail or (c) three business days after being deposited in the United States first class mail, postage prepaid, to the Partners at the addresses set forth in SCHEDULE B attached hereto, and to the Partnership at the address of its principal office, or at such other address as the General Partners may from time to time determine. A delivery receipt shall be conclusive evidence that the respective mailing has in fact been delivered and the date thereof. Any Partner may change his address for notices by designating a new address by notice given to the other Partners and the Partnership in accordance with this Section 12.3.

         12.4 WAIVER OF RIGHT TO PARTITION. The Partners, by execution of this Agreement, waive their respective rights to partition of the Partnership Property.

         12.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Transferees.

         12.6 HEADINGS. The section headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a substantive part of this Agreement.

         12.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels the Predecessor Agreements, and any oral representations, warranties, or communications among any parties hereto regarding the transactions contemplated hereby and the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought. Notwithstanding the immediately preceding sentence, the General Partners may, without the consent of any other party, amend SCHEDULE A and SCHEDULE B as necessary to reflect the addition of any new Partners, any additional Capital Contributions by existing Partners, any change in Partnership Percentages by reason of disproportionate additional Capital Contributions or distributions or any Transfers of Partnership Interests, in each case as effected in accordance with the terms of this Agreement.

         12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         12.9 COUNTERPARTS. This Agreement and any documents executed in connection herewith may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10 INTERPRETATION. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires. All references herein to singular nouns shall, to the extent necessary, refer to the plural nouns and all references herein to plural nouns shall, to the extent necessary, refer to the singular noun.

         12.11 REMEDIES CUMULATIVE. All rights and remedies granted to the Partnership or to any Partner hereunder shall be cumulative with, and not in derogation of or exclusive of, any rights and remedies which may be available by operation of law or otherwise.

         12.12 FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver such instruments, and to take such other actions, as shall be necessary or appropriate in connection with the consummation of the transactions contemplated hereby or the operation of the Partnership.

         12.13 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected thereby and shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the court making the determination of invalidity or unenforceability shall have the power to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention that the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

                                   Main Trust of Clara T. Rankin created under the Agreement dated July 20, 2000, as supplemented, amended and restated



                                   /s/ Alfred M. Rankin, Jr.
                                   --------------------------------------------
                                   By:  Alfred M. Rankin, Jr., Trustee

[SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                           RANKIN ASSOCIATES I, L.P.]

                                    Main Trust of Alfred M. Rankin, Jr. created under the Agreement dated September 28, 2000, as supplemented, amended and restated



                                    /s/ Alfred M. Rankin, Jr.
                                    -------------------------------------------
                                    By:  Alfred M. Rankin, Jr., Trustee

[SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                           RANKIN ASSOCIATES I, L.P.]

                                  Main Trust of Thomas T. Rankin created by the Agreement dated December 29, 1967, as supplemented, amended and restated



                                  /s/ Thomas T. Rankin
                                  --------------------------------------------
                                  By:  Thomas T. Rankin, Trustee

[SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                           RANKIN ASSOCIATES I, L.P.]

                                    Main Trust of Claiborne R. Rankin created by the Agreement dated June 22, 1971, as supplemented, amended and restated



                                    /s/ Claiborne R. Rankin
                                    -----------------------------------
                                    By:  Claiborne R. Rankin, Trustee

[SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                           RANKIN ASSOCIATES I, L.P.]

                                    Main Trust Agreement of Roger F. Rankin
                                    created by the Agreement dated September
                                    11, 1973, as supplemented, amended and
                                    restated



                                    /s/ Roger F. Rankin
                                    ------------------------------------------
                                    By:  Roger F. Rankin, Trustee

[SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                           RANKIN ASSOCIATES I, L.P.]

                                  Main Trust of Bruce T. Rankin created
                                  under the Agreement dated September 28,
                                  2000, as supplemented, amended and
                                  restated



                                  /s/ Alfred M. Rankin, Jr.
                                  --------------------------------------------
                                  By:  Alfred M. Rankin, Jr., Trustee

                                                          (As of March 27, 2002)

                                   SCHEDULE A

                        PARTNERS/PARTNERSHIP PERCENTAGES


------------------------------------------------------------------------------------------------------------------------------
                               Name                                      Tax Lot                   Partnership Percentage
                               ----                                      -------                   ----------------------
------------------------------------------------------------------------------------------------------------------------------
GENERAL PARTNERS
------------------------------------------------------------------------------------------------------------------------------
Main Trust of Alfred M. Rankin created by the                              [1]                               0.423396%
Agreement dated September 28, 2000, as
supplemented, amended and restated (the "Alfred
Rankin Trust")
------------------------------------------------------------------------------------------------------------------------------
Main Trust of Thomas T. Rankin created by the                              [2]                               0.423396%
Agreement dated December 29, 1967, as
supplemented, amended and restated (the "Thomas
Rankin Trust")
------------------------------------------------------------------------------------------------------------------------------
Main Trust of Claiborne R. Rankin created by the                           [3]                               0.423396%
Agreement dated June 22, 1971, as supplemented,
amended and restated (the "Claiborne Rankin Trust")
------------------------------------------------------------------------------------------------------------------------------
Main Trust Agreement of Roger F. Rankin created by                         [4]                               0.423396%
the Agreement dated September 11, 1973, as
supplemented, amended and restated (the "Roger
Rankin Trust")
------------------------------------------------------------------------------------------------------------------------------
         Total General Partnership Interests                                                                 1.693584%
------------------------------------------------------------------------------------------------------------------------------
LIMITED PARTNERS
------------------------------------------------------------------------------------------------------------------------------
Main Trust of Clara T. Rankin created under the                            [1]                              38.369629%
Agreement dated July 20, 2000, as supplemented,
amended and restated
------------------------------------------------------------------------------------------------------------------------------
Alfred Rankin Trust:                                                        1                                0.169359%
                                                                            2                                3.719534%
                                                                            3                               12.580789%
                                                                            4                                5.292450%
                                                                            5                                0.662192%
                                                                                                           -----------
         Total for Alfred Rankin Trust                                                                      22.424324%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                               Name                                      Tax Lot                   Partnership Percentage
                               ----                                      -------                   ----------------------
------------------------------------------------------------------------------------------------------------------------------

Main Trust of Bruce T. Rankin created under the
Agreement dated September 28, 2000, as
supplemented, amended and restated

                                                                            1                                0.169359%
                                                                            2                                3.048451%
                                                                            3                               15.453531%
                                                                            4                                5.292450%
                                                                                                           -----------
         Total for Bruce Rankin Trust                                                                       23.963791%
------------------------------------------------------------------------------------------------------------------------------
Claiborne Rankin Trust:
                                                                            1                                1.693584%
                                                                            2                                3.175470%
                                                                                                             ---------
         Total for Claiborne Rankin Trust                                                                    4.869054%
------------------------------------------------------------------------------------------------------------------------------
Roger Rankin Trust:
                                                                            1                                1.693584%
                                                                            2                                5.292450%
                                                                                                             ---------
         Total for Roger Rankin Trust                                                                        6.986034%
------------------------------------------------------------------------------------------------------------------------------
Thomas Rankin Trust                                                         1                                1.693584%
------------------------------------------------------------------------------------------------------------------------------
                  Total Limited Partnership Interests                                                       98.306416%
------------------------------------------------------------------------------------------------------------------------------
                  Total Partnership Interests                                                                100.0000%
------------------------------------------------------------------------------------------------------------------------------


NOTE: Class B shares contributed were allocated to specific "Tax Lots" in order to facilitate Code Section 704(c) allocations and do not in any respect reflect an interest of the respective partner for any particular shares or number of shares held by the Partnership.

                                   SCHEDULE B

----------------------------------------------------------------------------------------------------------------------
                                         STREET ADDRESS/                                                    ZIP
             NAME                           P.O. BOX                    CITY              STATE             CODE
----------------------------------------------------------------------------------------------------------------------
Main Trust of Alfred            c/o Alfred M. Rankin, Jr.         Mayfield Heights             OH         44124-4017
M. Rankin, Jr. created          5875 Landerbrook Drive
by the Agreement                Suite 300
dated September 28,
2000, as
supplemented,
amended and restated
----------------------------------------------------------------------------------------------------------------------
Main Trust of Thomas            c/o Thomas T. Rankin              Richmond                     VA            23221
T. Rankin created by            214 Banbury Road
the Agreement dated
December 29, 1967,
as supplemented,
amended and restated
----------------------------------------------------------------------------------------------------------------------
Main Trust of                   c/o Claiborne R. Rankin           Gates Mills                  OH            44040
Claiborne R. Rankin             36779 Cedar Road
created by the
Agreement dated June
22, 1971, as
supplemented,
amended and restated
----------------------------------------------------------------------------------------------------------------------
Main Trust                      c/o Roger F. Rankin               Gates Mills                  OH            44040
Agreement of Roger              P.O. Box 550
F. Rankin created by            1449 Carpenter Road
the Agreement dated
September 11, 1973,
as supplemented,
amended and restated
----------------------------------------------------------------------------------------------------------------------
Main Trust of Clara T.          c/o Alfred M. Rankin, Jr.         Mayfield Heights             OH         44124-4017
Rankin created by the           5875 Landerbrook Drive
Agreement dated July            Suite 300
20, 2000, as
supplemented,
amended and restated
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                         STREET ADDRESS/                                                    ZIP
             NAME                           P.O. BOX                    CITY              STATE             CODE
----------------------------------------------------------------------------------------------------------------------
Main Trust of Bruce             c/o Alfred M. Rankin, Jr.         Mayfield Heights             OH         44124-4017
T. Rankin created by            5875 Landerbrook Drive
the Agreement dated             Suite 300
September 28, 2000,
as supplemented,
amended and restated
----------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT 1
                                                      [Rankin Associates I, L.P.
                                                          Form of Signature Page
                                                                For New Partner]


[Limited Partner Signature Page for Second Amended and Restated Limited Partnership Agreement for Rankin Associates I, L.P. (the "Partnership Agreement".)]

By signing below, the undersigned hereby (i) agrees to be subject to the restrictions and obligations of a Partner under the Partnership Agreement and to hold all Partnership Interests then owned or later acquired by the undersigned in accordance with the terms of the Partnership Agreement, and (ii) represents and warrants to the Partners (as that term is defined in the Partnership Agreement) as to the matters contained in Sections 3 and 7.1 of the Partnership Agreement.

                                              [QUALIFIED TRUST THAT IS AN
                                              AUTHORIZED TRANSFEREE AND A
                                              NEW PARTNER]



                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title: TRUSTEE
                                                     --------------------------

Dated:
      --------------------------------------